Exhibit 99.2

Corrected Transcript

Corrected Transcript

31-Mar-2023

Sachem Capital Corp. (SACH)

Q4 2022 Earnings Call

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

CORPORATE PARTICIPANTS

Kevin Reed	John E. Warch
Senior Vice President, ICR Inc.	Chief Financial Officer and Executive Vice President, Sachem Capita l Corp.

John L. Villano

Chairman, Chief Executive Officer & President, Sachem Capital Corp.

OTHER PARTICIPANTS

Matthew Erdner Analyst, JonesTrading Institutional Services LLC Gaurav Mehta Analyst, EF Hutton Group Christopher Nolan Analyst, Ladenburg Thalmann & Co., Inc.	Tyler Batory Analyst, Oppenheimer & Co., Inc. Chris Muller Analyst, JMP Securities LLC

MANAGEMENT DISCUSSION SECTION

Operator: Greetings and welcome to the Sachem Capital Corp. Fourth Quarter and Full Year 2022 Earnings Conference Call. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. [Operator Instructions] As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Kevin Reed, ICR. Thank you, Kevin. You may begin.

Kevin Reed

Senior Vice President, ICR Inc.

Good morning, everyone, and thank you for joining Sachem Capital Corp.'s year-end 2022 conference call. On the call from Sachem Capital today is Chief Executive Officer, John Villano, CPA, and Chief Financial Officer, John Warch. This morning the company announced its operating results for the year ended December 31, 2022, and its financial condition as of that date. The press release is posted on the company's website, www.sachemcapitalcorp.com.

In addition, the company will file its year-end report on Form 10-K with the US Securities and Exchange Commission on March 31, 2023, which can be accessed on the company's website, as well as the SEC's website at www.sec.gov. If you have any questions after the call or would like any additional information about the company, please visit our website.

We'd like to remind everyone that this conference call may contain forward-looking statements. All statements other than statements of historical facts contained in this conference call, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations are forward-looking statements. The words anticipate, estimate, expect, project, plan, seek, intend, believe, may, might, will, should, could, likely, continue, design and the negative of such terms in other words, in terms of similar expressions are intended to identify forward-looking statements.

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

These forward-looking statements are based largely on the company's current expectations and projections about future events and trends that it believes may affect its financial conditions, results of operations, strategy, short-term and long-term business operations, and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions, as described in the company's Form 10-K filed with the US Securities and Exchange Commission on March 31, 2023. Because of these risks, uncertainties and assumptions, the forward-looking events or circumstances discussed in this conference call may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although the company believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, level of activity, performance or achievements. In addition, neither the company nor any person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the company are expressly qualified in their entirety by the cautionary statements, as well as others made in this conference call. You should evaluate all forward-looking statements made by the company in the context of these risks and uncertainties.

With that, I'll now turn the call over to John.

John L. Villano

Chairman, Chief Executive Officer & President, Sachem Capital Corp.

Thank you and thanks to, everyone, for joining us today. I am very pleased to report Sachem had another year of record revenue of $52.3 million and net income attributable to common shareholders of $17.2 million, or $0.46 per share. Our 2022 revenue was an increase of almost 72% from 2021, and our net income attributable to common shareholders increased over 50%. These results, achieved through disciplined underwriting in an increasingly difficult macroeconomic backdrop, illustrate the success and scalability of our business model.

During 2022, we funded approximately $300.3 million of mortgage loans, including loan modifications and construction draws. While we are very proud of this level of activity, it is necessary to acknowledge the shifting trends throughout the year. As inflation increased, the Federal Reserve commenced a series of rate hikes, resulting in a sharp rise in interest rates throughout the year. Equity markets felt the pain of higher interest rates as sources of liquidity became cautious and credit spreads widened, turning previously profitable investments into losses. Amid this environment, we remained prudent and disciplined and our investment in new loans slowed.

Further, uncertainty continued with the broadening banking turmoil and potential fallout. Fortunately, we have no exposure to troubled banks at this point. That said, we are cognizant and keeping a keen eye on the implications the volatility may have on property appraisals, our cost of capital and normal loan payoff activity.

Let me now turn to what I believe are the key strengths that position us to perform well in the current environment and emerge stronger than ever. First, we have a diversified mortgage portfolio across commercial multifamily and larger single family fix and flip real estate projects. Our loan portfolio is spread across 16 states and we continue to grow in the dynamic Southeast.

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

In addition, in October, we acquired the business assets of Urbane New Haven, a move that was both strategic and highly synergistic. Having Urbane in-house provides us with very strong construction finance expertise, which enables Sachem to take on larger and more profitable construction loans with better quality sponsors, while vertically integrating our platform to be in a better position to address any loan issues that may arise. In addition, Urbane provides us a differentiated and consistent income stream, as well as downside protection should a construction loan run into difficulty.

Second, our portfolio is short term in duration. As of December 31, 2022, approximately 17.6% of the loans in our portfolio had a term of one year or less, allowing us to reprice our capital relatively quickly, better protecting margins in a rising rate environment.

Third, we have a deep experienced and cycle-tested team having underwritten more than $939 million in loans through many different investment environments. With the ongoing economic uncertainty, local banks and other competitors are fearful to extend credit and have tightened lending and credit standards turning away good borrowers and sponsors, or even withdrawing completely from the market. We believe we are well positioned to potentially gain market share in this environment with our prudent lending tactics, capital strength and flexibility.

And fourth, we have a strong balance sheet with $565.7 million in assets, including $23.7 million of cash and cash equivalents, offset with $326.9 million in total debt outstanding.

Earlier this month, we further augmented our capital structure as we entered into a $45 million revolving line of credit with Needham Bank, a new relationship bank, which further validates our portfolio strength and opportunistic growth strategy. This new line of credit enhances our financial flexibility and liquidity and gives us the capacity to further scale our business and execute on our growth strategy where appropriate.

I would now like to turn over the call to John to touch on some key financial highlights. Then, I'll talk more about our performance and strategy going forward.

John E. Warch

Chief Financial Officer and Executive Vice President, Sachem Capital Corp.

Thank you, John. Beginning with total revenue for the year ended December 31, 2022, we generated approximately $52.3 million, up almost 72% compared to approximately $30.4 million for the year ended December 31, 2021. The increase was due to an increase in our lending operations and overall portfolio growth, as well as higher interest income, net origination fees and interest on investment securities year-over-year.

Total operating costs and expenses for the year ended December 31, 2022 were approximately $31.4 million, up over 83% compared to approximately $17.1 million for the year ended 2021. The increase was driven by higher interest rates and amortization of deferred financing costs, compensation fees, taxes and G&A.

Net income attributable to common shareholders for the year ended December 31, 2022 was approximately $17.2 million, up approximately 50% compared to approximately $11.5 million for the 2021 period. Earnings per share for 2022 was $0.46 per share, up 4.5% compared to $0.44 per share for 2021.

With regard to our portfolio, as of December 31, 2022, we had 444 loans with a [ph] total book (09:45) principal balance of $460.6 million, with an average interest rate of 10.7%, including amortized fees. We had 40 loans with principal balance of approximately 8.8% in default or foreclosure. In the case of each of these loans, we believe the value of the collateral exceeds the total amount due. And as we have discussed in the past, a troubled or distressed loan rarely loses 100% of its value. And usually over the term of the loan, when interest income, origination and other fees are considered, the overall transaction is profitable.

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

Real estate owned was about $5.2 million compared to $6.6 million at year-end 2021. And as of December 31, 2022, real estate owned included $800,000 of real estate held for rental and $4.4 million of real estate held for sale. This favorable reduction is partly attributable to new asset liquidation initiatives that will further support the continued reduction in REO and real estate carrying costs.

Turning to our balance sheet, as of December 31, 2022, total assets were $565.7 million, up $147.7 million from year end of the prior year. Total loan balance at year end 2022 was $460.6 million, and we had a total cash and cash equivalents of $23.7 million. We had total debt of approximately $326.9 million as of that date.

Additionally, as John mentioned, earlier this year, we augmented our liquidity with a new $45 million revolving line of credit with Needham Bank. This line of credit carries an interest rate of prime minus 0.25% or 4.5%, whichever is higher, and matures in 2026. We were very pleased to work with Needham Bank to expand our capital sources and available liquidity.

Given that this is the last day of the quarter, while we do not provide guidance, and as John alluded to in his remarks, we did want to share that we remained prudent and disciplined in regards to originations in the first quarter, given the uncertainty in the macroeconomic environment. As others have shared, our originations will be lower than the prior year. We also continue to invest in the business operations infrastructure to position us for further future growth.

With that, I'll turn the call back to John.

John L. Villano

Chairman, Chief Executive Officer & President, Sachem Capital Corp.

Thanks, John. Our operational performance in 2022 is testament to our conservative and calculated approach given these volatile times, coupled with the sustainability of our business model built for the long term. Our company was formed in 2010 during a period of extreme financial dislocation. And since then, we have always kept our eyes on the horizon. Since our inception, we have walked before running and always kept our shareholders invested dollars well protected.

Moving forward, we will continue to monitor the ever-changing macroeconomic backdrop, looking for opportunities to invest capital and grow our platform. Further, our loan pipeline is robust and there continues to be significant market opportunities for a well-capitalized, hard money lender to originate attractively priced loans to small and mid-scale real estate developers with good collateral and a strong operating history. We are well capitalized with a solid balance sheet and will carefully underwrite opportunities that meet our stringent underwriting standards and that add to our portfolio diversification and strength.

To conclude, we have an experienced management running a company borne out of the great financial crisis, a solid and well-diversified portfolio, a strong balance sheet with excellent liquidity, and a proven business model to navigate all economic cycles and drive profitability. We intend to stay disciplined while maintaining a conservative yet prudent approach, as we continue to deploy capital accretively. We believe we are well positioned to grow cash flow, dividends and shareholder value over the long term.

With that, we will open the call for questions. Operator?

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

QUESTION AND ANSWER SECTION

Operator: Thank you. We will now be conducting a question-and-answer session. [Operator Instructions] Thank you. Our first question is from Matthew Erdner with JonesTrading. Please proceed with your question.

Matthew Erdner Analyst, JonesTrading Institutional Services LLC	Q

Hey, guys. Thanks for taking the question. I'm on for Jason Stewart this morning. So, when writing these fix and flip projects, what is the duration on these loans and does that vary from house-to-house? And then also, what kind of spread are you guys seeing now compared to either year end or the end of 3Q given the year [ph] the move-in tenure? (14:47)

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

So, the first part of your question, a majority of our loans are underwritten with a one year term. As part of our construction finance business, sometimes it's in the best interest of the borrower for us to write an 18-month period as opposed to 12-month. And that's usually at the recommendation of our Urbane counterparts.

And then secondly, with respect to spread, we – in the past, we have had some price competition from our competitors. All of that has now gone away. We do have the freedom to price and price aggressively. So, right now, today, what used to be middle of the road, a 12% and 2-point loan offer is now 13% and perhaps 2 points or 3 points. And then, in addition, if it's a construction finance situation, we have another 2 percentage points for the Urbane services added. Our cost of capital is just under 9%. Our spread is still pretty good.

So, overall, yes, we have moved with the rising rates. We have not moved as far as the rates have gone. But even though we're raising prices, there has been no slowdown in demand for quality projects on our end.

Matthew Erdner Analyst, JonesTrading Institutional Services LLC	Q

Got you. That's good to know. And then, what is the – I guess, what are you guys requiring people to put down on these loans that are either 12% with the 2 points on top or 13% and whatever? And then following up on that, on the for-sale assets, what is the assumption that you guys kind of have going into a loan versus where you guys are able to exit or run it out at? Thanks.

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

Okay. The first part, we are still working with a max 70% LTV. We are looking to do better, if we can. In the past, we – our borrowers did not put up those amounts in cash. Sometimes we took additional collateral. Now we are focusing more on cash down payments. We're really looking for the borrower or sponsor to have significant skin in the game, cash money in the game. And that's a little bit of a change that we've implemented over a year ago.

The second part of the question – let me think of the best way to answer this. I'm lost here, John. How do you want to – what was that? What was the second part of your deal there, your question?

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

Matthew Erdner Analyst, JonesTrading Institutional Services LLC	Q

So, on the assumption on the exit of the loans that you guys are originating, how have the assets that you've held for sale or for rent varied compared to where you guys underwrote to on the exit?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

Okay. We have done very well on troubled loan disposition, whether it be foreclosure or just a default and REO situation. Our underwriting has been strong. You'll see in our K the impairments are relatively low. They're based portfolio-wide. But if you look in our P&L, the loss from the sale of real estate owned is nominal dollars. So, our underwriting is strong. It's been tight. And I'll be right to the point here. Sometimes we let a property go at a breakeven just to get our capital back. There are times where we can hold out for more money, maybe redevelop the property a little bit. That's not our game. We want our capital back and we wanted to – we want to put it to work again.

John E. Warch Chief Financial Officer and Executive Vice President, Sachem Capital Corp.	A

Just to add to that, I'll apologize for my voice. I'd kind of lost it. We work hard on the way in to make sure we have enough collateral, and we constantly look at the values if we have to take property back. We also, during our annual audit, proved that the values we're carrying are holding and that we don't have to take any more writedowns. And you see, over time, we haven't really take anything significantly. So, I think we do a really good job with underwriting and making sure that if we have to take it back, and that's not the initial intent, that we're very well covered protecting our investment.

Matthew Erdner Analyst, JonesTrading Institutional Services LLC	Q

Awesome. Thank you, guys. That's helpful.

Operator: Thank you. Our next question is from Gaurav Mehta with EF Hutton. Please proceed with your question.

Gaurav Mehta Analyst, EF Hutton Group	Q

Thank you. Good morning. I was hoping if you could provide some more color on your loan pipeline, how much is the dollar volume and what is it comprised of?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

Our pipeline is staggering. It's probably, at least, $100 million. While most of these deals will not be funded by us, at least, in this environment, it gives us the ability to cherry-pick what we think are the best deals in the best locations. Right now, we are seeing loans from all over the country. There is a lot of fear in the lending business. People are pulling back. Borrowers with commitments are being hung out to dry by their bankers or other lenders. And those deals are coming here. So, our pipeline is unbelievably strong, even at higher pricing points. And we are cherry-picking what we feel are the best of the bunch.

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

Gaurav Mehta Analyst, EF Hutton Group	Q

Okay. In the press release, you also talked about your focus on enhancing your underwriting standards and limiting the terms on the new loans. Can you provide some more color on that? Like what's the – what to expect in new term on the loan and what kind of enhancements you guys are doing?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

So, what we've – from many – from a few years back, our underwriting standards at the moment are truly institutional quality. I'll put up our underwriting process against anyone, and this is a big change from where this company has started and where it's come from. And part of it is in direct relation to what the market has been doing. So, as the market was scaling higher over the past couple of years, we increased our diligence. And now that we feel that the market may have peaked, we are further increasing our diligence, looking for sources of cash-in deals, pulling some professionals into the construction finance components, doing significant more in the form of background and credit. We're basically beefing up our back office knowing that we could be heading into a troubled environment. And we also know that our borrowers and developers can also be running into trouble, and we need to see that before they tell us.

Gaurav Mehta Analyst, EF Hutton Group	Q

Okay. And lastly, on the loans in foreclosure, just to clarify, did you say 8.8% of the loans are in foreclosure or active management?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

That is correct. So, part of that is an initiative on our end to clean some of the smaller loans from our portfolio. If you remember, in the past, we were a truly small balance commercial lender. We had loans as small as $50,000 or $100,000. We are not cutting those borrowers any slack at the moment. We're trying to enhance and upgrade our minimums with respect to the loans that we do. And again, these are – the Street doesn't like to see this, but I've got to be perfectly honest, and I say this every quarter, Sachem makes a whole lot of money in a default process. We're not proud that they happen, but we are well protected in the form of our loan documentation. We're well protected in our collateral. And in the end, there are significant pricing advantages and profit advantages for us as a company.

John E. Warch Chief Financial Officer and Executive Vice President, Sachem Capital Corp.	A

And just to add, while they've done small loans going back in the past, I think the average loan in the last 12 months to 15 months is roughly about $1.1 million. So, we have significantly upped our game, knowing that to do $100,000 loan and the $5 million loan, it takes about the same time. We're being more efficient and really going for the loans that make the most sense for the company.

Gaurav Mehta Analyst, EF Hutton Group	Q

Okay. Thank you. That's all I had.

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

Thank you.

Operator: Thank you. Our next question is from Christopher Nolan with Ladenburg Thalmann. Please proceed with your question.

Christopher Nolan Analyst, Ladenburg Thalmann & Co., Inc.	Q

Hey, guys. Am I correct that there was...

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

Good morning, Chris.

Christopher Nolan Analyst, Ladenburg Thalmann & Co., Inc.	Q

Is there – am I correct that there was no common dividend declared for the first quarter 2023?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

Chris, we're scheduled to do it early next week.

Christopher Nolan Analyst, Ladenburg Thalmann & Co., Inc.	Q

Okay. But that will [ph] account for its (24:39) second quarter. Correct?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

No, it's really – it's a first quarter payout.

John E. Warch Chief Financial Officer and Executive Vice President, Sachem Capital Corp.	A

Yeah.

Christopher Nolan Analyst, Ladenburg Thalmann & Co., Inc.	Q

Okay. And then, given – I mean, you seem to have a lot of cross-currents going on in terms of strong pricing, strong demand, but also asset quality seems to be deteriorating. [ph] Where is (24:59) the thoughts in terms of taking balance sheet leverage?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

So, company-wide, we're really constrained by the asset coverage ratio on our unsecured notes, which it keeps us from getting out over our skis. It's 1.5 times coverage. We're well within our limits. We try not to go to bed at night and worry about portfolio performance, because we have a very strong balance sheet. Compared to our peers, our leverage is relatively low.

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

Christopher Nolan Analyst, Ladenburg Thalmann & Co., Inc.	Q

Okay. And then, I guess, in a general question, I mean, a lot of stuff is going on the regulatory front and it looks like you guys are sort of benefiting from it. But has there been any sort of change in the regulatory scrutiny of the company following all the stuff that's gone on with the banks last month?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

No, absolutely not. We have no – no one's poking around here. There are no hints of any trouble on the commercial side. We feel like we're in a pretty good place. And with the banks becoming very fearful, companies like us are a last resort for a lot of sponsors and developers. There's really nowhere else for them to go. So, we're actually very comfortable. We don't see any storm clouds on the horizon with respect to our business in this environment. The last time that we had a situation like this back in 2010, hard money lenders were the only players in the industry. And that's how projects were completed. Banks kind of ran from the carnage. So, banks took the TARP money and the hard money guys didn't. So, we're kind of comfortable here. And this is actually a pretty good environment for us to really maybe increase our stride with respect to distressed properties and other deals that have may been – that may have been closed down by the bankers.

Christopher Nolan Analyst, Ladenburg Thalmann & Co., Inc.	Q

Okay. Thank you, John.

Operator: Thank you. Our next question is from Tyler Batory with Oppenheimer. Please proceed with your question.

Tyler Batory Analyst, Oppenheimer & Co., Inc.	Q

Hey. Good morning. Thanks for taking my question. Just to follow up on some of the commentary thus far, just can you just talk a little bit more directly about the competitive environment, specifically your peers? You kind of alluded to this, but it sounds like maybe there's some opportunities for some other folks perhaps to get over their skis. Is that something that you're seeing out there? I mean, is that an opportunity for you to take even more market share as well?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

Yeah. Yes. And the first thing that comes to my mind, and I'm sure yours, is the financial situation that occurred with Broadmark. That was a situation where Broadmark was born from a SPAC. They had $1 billion in cash and they lent it like drunken sailors. That's not our game that – we don't play that. We've always, always walked before we ran. Sometimes being a little too conservative at times. While we desire to be a larger company, it's been slow and steady here since our inception. And we are always looking for accretive investment capital, because there are significant opportunities. And our Urbane acquisition is part of the plan to take advantage of those opportunities that we think are coming and coming fast.

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

Tyler Batory Analyst, Oppenheimer & Co., Inc.	Q

Okay. Okay. Great. That's helpful. In terms of the cost structure, I mean, you kind of mentioned, I think, investing in the business. Again, where are you in terms of head count, right now? I mean, would you anticipate that moving higher next year? I mean, might it move lower given the environment?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

So, part of our initiative here is to move to larger loan sizes with better sponsors. And what that does is it kind of caps our head count. With a lot of these smaller borrowers, take a lot of our time. A lot of our legal effort, a lot of our treasury people, we want to start getting away from those. So, at the moment, we're looking to find a place to put them. But our move is to larger deals, which will keep track of head count, keep it in line. And to be very specific, I think we're in pretty good shape here with comp. As you may be aware, we have moved to our new office facility. We've outgrown our last building. And now with all of us here basically under one roof, we're efficient, we have a great working space, and we do have room for growth here. But at the moment, I think we have enough people to get us, at least, through the first half of the year without bringing on more bodies.

John E. Warch Chief Financial Officer and Executive Vice President, Sachem Capital Corp.	A

Let's just add. I think, we'll strategically add as appropriate during the year. We're not going to do it well in advance and get ahead of our skies, as we said. But we'll be conscious of, hey, volumes up or whatever and [ph] add (30:46) in the right place. But I don't think you'll see a lot of adds, but it'll be adds that make sense with what's going on.

Tyler Batory Analyst, Oppenheimer & Co., Inc.	Q

Okay. Just the last question, really more general, in terms of the dividend, I mean, I know it's something a lot of investors are focused on in terms of this whole return. Just how are you thinking about the level of dividend payout right now? Just any broad commentary you can make in terms of kind of how comfortable you are with where the dividend is?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

Again, I don't want to project the future, because we don't know. But as I sit here today, I'm pretty confident on our ability to continue to pay dividends. And last year, we tried to move our dividend up. We moved it from $0.12 million to $0.14 million back to $0.13 million. We're trying to find a stable ground. So, you may see it move $0.01 back and forth, but it's really just us, the ebb and flow of our business. Our goal here is to always increase the dividend and reward our shareholders. But you can't – you never know how the quarter will end until it ends. So we're trying to be a little conservative. We don't want to jack the dividend and then pull it back.

And to that end, if you saw in our press release, our non-GAAP earnings were $0.53. That's a pretty good number. And to spend a minute and explain the difference between our $0.46 and $0.53 per share, we had safe money parked in treasuries and long-term securities and the interest rates to bat to our portfolio. Overall, our company performed outrageously well. We [ph] would have (32:47) been at $0.53 if we didn't play safe with our long-term portfolio.

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

Tyler Batory Analyst, Oppenheimer & Co., Inc.	Q

Makes sense. Okay. Very good detail. Thank you.

Operator: Thank you. Our next question is from Chris Muller with JMP Securities. Please proceed with your question.

Chris Muller Analyst, JMP Securities LLC	Q

Hey, guys. Thanks for taking the question and congrats on a nice finish to a challenging year. I wanted to follow up on John's comments on the banks. I guess, starting on the financing side, how have conversations been going with your existing relationships? Nice to see that the Needham facility added, but are there any talks about pulling back financing at all or maybe increasing credit lines as a supplement to direct lending coming from the banks? Thanks.

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

Right now, I think we're pretty good. We have a $45 million line. It's expandable to $75 million. John, I'm not sure how much we've taken off of it, but I don't think a whole lot.

John E. Warch Chief Financial Officer and Executive Vice President, Sachem Capital Corp.	A

We haven't taken much at all. So, it's out there very expandable. And Needham has basically committed that. They will do most of the $75 million by themselves. We don't have to go out and find other sources. We do have that availability to us and we all know other banks that, over time, we may bring on board as the situation warrants and/or permits, but we felt Needham and us had some great synergies and that's a good starting point for the next facility.

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

And Needham, the first thing that will come to mind is, hey, you know what, we can put $45 million on the Street tomorrow. That's not the play. That's not what we're thinking. This is played safe. This is protection. This is let's wait and see what the world does over the next couple of months. So, we're looking at Needham, one, as a really great lending partner with us, but also as a safety net should things get off the rails.

Chris Muller Analyst, JMP Securities LLC	Q

Got it. That's helpful. And then, on the demand side, as the banks do pull back and competition kind of decreases a little bit, do you expect this $100 million pipeline to kind of be the new norm, or is that things being pulled forward a little bit?

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

The – we've had a large pipeline for the past year and a half. And as I sit here, I talk about walking before running. It would be nice to have a huge chunk of money to go to work. We just – our company is not too big and yet not too small, and we're kind of stuck in the middle. And that's kind of a good thing, because we get investment capital in moderate-sized chunks and it keeps us playing close to the best. I would love to be able to handle $100 million a quarter and not worry about our next dollar. But for right now, we're cherry-picking the best. I think that will continue to grow. And we'll see where it goes. But for right now, everybody in the country seems to be calling us.

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

John E. Warch Chief Financial Officer and Executive Vice President, Sachem Capital Corp.	A

And just to add to John's, if we found a creative capital that we could use, we would certainly do more deals. But while we've had discussions and been offered some capital, if it doesn't work, it doesn't work. And I totally agree with John on need. And while it's there, we're not going to ramp it up just because it's there. We're going to really watch on everything's going and really be good stewards of our shareholders' investment and the company. So, sometimes slow and steady is better than, hey, look, there's an opportunity, jump in, because you don't know what's going on, on the other side. So, I think, we're positioned right with some cushions and some capital that we can continue to grow the business. And if the right deal comes up or the right capital gets offered to us, we're all ears.

Chris Muller Analyst, JMP Securities LLC	Q

Okay. Well, it's a good position to be in, especially in this environment. So, thanks for taking the questions.

John L. Villano Chairman, Chief Executive Officer & President, Sachem Capital Corp.	A

[ph] You bet. (36:58)

Operator: Thank you. There are no further questions at this time. I'd like to hand the floor back over to John Villano for any closing comments.

John L. Villano

Chairman, Chief Executive Officer & President, Sachem Capital Corp.

Thank you, all, for joining our call today. We look forward to updating you, again, next quarter. Thank you, again.

Operator: This concludes today's conference. You may disconnect your lines at this time. Thank you for your participation.

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Sachem Capital Corp. (SACH) Q4 2022 Earnings Call	Corrected Transcript 31-Mar-2023

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